UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2025

ZAPATA QUANTUM, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Liberty Square, #2488

Boston, MA 02109

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (857) 367-9002

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference. The transactions were exempt from registration Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(d), (e)

On October 8, 2025, Zapata Quantum, Inc. (the “Company”) appointed Mr. William Klitgaard to the Board of Directors and named him as the sole member of the Audit Committee. In connection with his appointment, the Company granted Mr. Klitgaard the following compensation: (i) a grant of 1,000,000 five-year stock options, vesting in equal monthly increments over a two-year period, subject to continued services to the Company as of each applicable vesting date, with an exercise price of $0.08, (ii) cash compensation of $100,000 per year for services as director, and (iii) additional cash compensation of $25,000 per year for services as a chair of the Audit Committee of the Company, with both cash grants subject to Mr. Klitgaard’s continued service to the Company as of each applicable payment date.

On October 9, 2025, the Company appointed Mr. Clark Golestani, a director, to serve as Chairman of the Board of Directors. In connection with his appointment, the Company granted Mr. Golestani 1,000,000 five-year stock options with an exercise price of $0.08, vesting in equal monthly increments over a two-year period, subject to Mr. Golestani’s continued service to the Company as of each applicable vesting date.

On October 9, 2025, the Company appointed Mr. Sumit Kapur, Chief Executive Officer of the Company, to the Board of Directors. In connection with his appointment, the Company granted Mr. Kapur 1,000,000 five-year stock options with an exercise price of $0.08, vesting in equal monthly increments over a two-year period, subject to Mr. Kapur’s continued service to the Company as of each applicable vesting date. On October 9, 2025, in connection with Mr. Kapur’s services as Chief Executive Officer, the Company also granted Mr. Kapur 5,000,000 five-year stock options with an exercise price of $0.08, vesting in equal monthly installments over four years, subject to his continued services to the Company as of each applicable vesting date.

There was no arrangement or understanding between William Klitgaard or Sumit Kapur, respectively, and any other persons pursuant to which either such individual was selected as a director, and there are no related party transactions between the Company and either such individual reportable under Item 404(a) of Regulation S-K.

The foregoing descriptions of the terms of the stock option grants and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, a form of which is filed as Exhibit 10.1 of this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Form of Stock Option Agreement				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				Filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2025

ZAPATA QUANTUM, INC.

By:	/s/ Sumit Kapur
Sumit Kapur, Chief Executive Officer